UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 5, 2002

Supreme Hospitality

(Exact name of registrant as specified in charter)

Nevada

(State of other jurisdiction of incorporation or organization)

88-0460457

(I.R.S. Employer Identification Number)

Financial Center, 5056 Westheimer, Suite, 840 Houston, Texas

(Address of Principal Executive Office)

77056

(Zip Code)

Registrant's Executive Office Telephone Number: (713)621-4799

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TABLE OF CONTENTS

Item 1: Changes in Control of Registrant	3
Item 5: Other Events and Regulation FD Disclosure	3
Signatures	3

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ITEM 1:  CHANGES IN CONTROL OF REGISTRANT

On May 28, 2002 United Managers Group, Inc. and Texas corporation; whose address is Galleria Financial Center, 5056 Westheimer, Suite, 840 Houston, Texas 77056, purchased 3,000,000 common shares from Ms. Louise Davis and an additional 2,710,000 common shares from Mr. Harrel Davis for a cost of $150,000.00 total.  The 5,710,000 common shares represent 67% of the outstanding 8,547,000 common shares.

ITEM 5:  Other Events and Regulation FD Disclosure

On May 29, 2002 Mr. Larry W. Lang Director of Supreme Hospitality and without any disagreement with the Company appointed Thomas John Cloud, Jr. and Robert Joseph Wilson as incoming Directors of Supreme Hospitality and Mr. Lang resigned as Director of Supreme Hospitality.  Mr. Lang also resigned his positions as President, Secretary and Treasurer of the corporation.  The new Board then elected Mr. Thomas John Cloud, Jr. as President and CEO of the Corporation and Mr. Robert Joseph Wilson as Secretary/Treasurer and CFO of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Supreme Hospitality

By/s/ Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO

Date: June 4, 2002

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